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                                                            EXHIBIT EX-99.g.1.iv

SCHEDULE B3

REVISED - AUGUST 22, 2006

                                  THE UBS FUNDS
                             UBS RELATIONSHIP FUNDS
                             SMA RELATIONSHIP TRUST
                      FORT DEARBORN INCOME SECURITIES, INC.
                             UBS SUPPLEMENTARY TRUST
                          UBS PRIVATE PORTFOLIOS TRUST

PORTFOLIO IMPLEMENTATION GROUP

Any two of the individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

Joseph A. Anderson
David Birkenkamp
Cindy Czapla
David E. Floyd
Catherine Macrae
Jason Schultz
Guillermo Wong
Karen Mitidiero
Denise Honour
Anthony Marnell
Ross Parker
Reuben Barreto

The following individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

Joseph Allessie
Mark Kemper
Thomas Disbrow
David E. Floyd


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FUNDS

The following individuals are authorized to originate trades on behalf of the following funds:

UBS FUNDS
UBS RELATIONSHIP FUNDS
SMA RELATIONSHIP TRUST
FORT DEARBORN INCOME SECURITIES, INC.
UBS SUPPLEMENTARY TRUST
UBS PRIVATE PORTFOLIO TRUST - ENHANCED YIELD PORTFOLIO

FIXED INCOME GROUP

Thomas Clarkson
Kris Dorr
Craig Ellinger
Matthew Iannucci
Debbie Johnson
Stacey Lane
James Law
Yu Chen Lin
Michael Markowitz
Ryan Nugent
John A. Penicook Jr.
Ryan Raymond
Robert Sabatino
Uwe Schillhorn
Eric Staudt
Justin Tabellione
Shu Yang Tan
Mary May Wilson
Jae Kim
Jon Denfeld
David Rothweiler
Hans Dramm
Elbridge T. Gerry III
Kevin McIntyre
Andrew Clinton
Brandon Kornhaber
Kimberley Frazier
Alejandro Urbina
Uta Fehm
Vadym Sliusar
Alexander Nagel
James Hedley
Richard Collins
Steven Liu
Mark Gunn
Susie Clarke
Sam Horowitz
Sarah Collins
Dave Hoskins
Simon Foster
Nic Barnes
Sandy Bhatia
Ossi Valtanen
Tim Winstone
Maryam Ettehadieh
Joseph Pratt
Brian Fehrenbach
Patrick Tang
Warren Zhu


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FUNDS

The following individuals are authorized to originate trades on behalf of the following funds:

UBS FUNDS
UBS RELATIONSHIP FUNDS

EQUITY DEPARTMENT

Paul Harvey
James Malles
Michael Abellera
Robert A. Durante
Bojan Petrovich


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TRADE SUPPORT

Authorized to verify executed trades

Gilbert Ruiz
Kiki Katsikas
Megan B. Lamb
David Michael
Pamela Siple
John Cialdini
Denise Holman
Earl Hall


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PERSONS AUTHORIZED TO ACT FOR CORPORATE AND CLASS ACTIONS FOR THE FOLLOWING
FUNDS: UBS FUNDS; UBS RELATIONSHIP FUNDS; SMA RELATIONSHIP TRUST; FORT DEARBORN INCOME SECURITIES, INC.; UBS SUPPLEMENTARY TRUST; AND UBS PRIVATE PORTFOLIO TRUST - ENHANCED YIELD PORTFOLIO

Brendan Beirne
Mary A. Drummond
Sally Stoffel


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